EXHIBIT 10.9.2


                              EMPLOYMENT AGREEMENT

                EMPLOYMENT AGREEMENT (this "Agreement"), dated as of February 6, 2003, by and between Pharmaceutical Resources, Inc., a New Jersey corporation ("Resources"), and Scott L. Tarriff ("Executive").

                                R E C I T A L S :

                  A. WHEREAS, Executive is presently employed by Resources in the capacities of Executive Vice President of Resources and President and Chief Executive Officer of Resources's wholly-owned subsidiary, Par Pharmaceutical, Inc. ("Par" and, together with Resources, "Employer"), and currently serves as a member of the Board of Directors of Resources (the "Board"); and

                  B. WHEREAS, Employer and Executive desire to cancel and replace Executive's existing employment agreement, dated February 20, 1998, as modified from time to time (the "Existing Employment Agreement"), and enter into this Agreement in order for Executive to continue to perform the duties associated with his positions with Employer on the terms and conditions set forth herein.

                  In consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

                  1.       EMPLOYMENT.

                           1.1. GENERAL.  Resources  hereby employs Executive in
the capacities of Executive Vice President of Resources and President and Chief Executive Officer of Par at the compensation rate and benefits set forth in
Section 2 hereof for the Employment Term (as defined in Section 3.1 hereof). Executive hereby accepts such employment, subject to the terms and conditions herein contained. In all such capacities, Executive shall perform and carry out such duties and responsibilities as may be assigned to him from time to time by the Board and by the Chief Executive Officer of Resources reasonably consistent with Executive's positions and this Agreement, and shall report to the Board and the Chief Executive Officer of Resources.

                           1.2. TIME DEVOTED TO POSITION.  Executive, during the
Employment Term, shall devote substantially all of his business time, attention and skills to the business and affairs of Employer.

                           1.3.  CERTIFICATIONS.  Whenever  the Chief  Executive
Officer and/or Chief Financial Officer of Resources are required by law, rule or regulation or requested by any governmental authority or by Resources's or Par's auditors to provide certifications with respect to Resources's or Par's financial statements or filings with the Securities and Exchange Commission or any other governmental authority, Executive shall sign such certifications as may be reasonably requested by such officers, Resources and/or Par, with such exceptions as Executive deems necessary to make such certifications accurate and not misleading.


                  2.       COMPENSATION AND BENEFITS.

                           2.1.  SALARY.  At all  times  Executive  is  employed
hereunder, Employer shall pay to Executive, and Executive shall accept, as full compensation for any and all services rendered and to be rendered by him during such period to Employer in all capacities, including, but not limited to, all services that may be rendered by him to any of Employer's existing subsidiaries, entities and organizations hereafter formed, organized or acquired by Employer, directly or indirectly (each, a "Subsidiary" and collectively, the "Subsidiaries"), the following: (i) a base salary at the annual rate of $300,000, or at such increased rate as the Board (through its Compensation and


                            Exhibit 10.9.2 - Page 1

Stock Option Committee), in its sole discretion, may hereafter from time to time grant to Executive, subject to adjustment in accordance with Section 2.2 hereof (as so adjusted, the "Base Salary"); and (ii) any additional bonus and the benefits set forth in Sections 2.3, 2.4 and 2.5 hereof. The Base Salary shall be payable in accordance with the regular payroll practices of Employer applicable to senior executives, less such deductions as shall be required to be withheld by applicable law and regulations or otherwise.

                           2.2.  ADJUSTMENTS  IN BASE SALARY.  On each October 1
during the Employment Term, the Base Salary shall be increased by that percentage, if any, by which the Consumer Price Index, Urban Wage Earners and Clerical Workers, for the New York City metropolitan area, published by the United States Government as of the month of September of such year exceeds such Index for the immediately preceding September.

                           2.3.  BONUS. Subject to Section 3.3 hereof, Executive
shall be entitled to an annual bonus during the Employment Term in such amount (if any) as determined by the Board based on such performance criteria as it deems appropriate, including, without limitation, Executive's performance and Employer's earnings, financial condition, rate of return on equity and compliance with regulatory requirements. The target amount of Executive's annual bonus shall be fifty (50%) percent of the Base Salary.

                           2.4.  STOCK OPTIONS.  Executive  shall be entitled to
participate in stock option and similar equity plans of Employer. In connection herewith, Executive has been granted options to purchase 200,000 shares of common stock of Resources on terms and conditions set forth in the 2001 Performance Equity Plan and Executive's Stock Option Agreement with Resources. Executive shall be entitled to any additional annual stock option grants provided at the discretion of the Board commencing in January 2004.

                           2.5. EXECUTIVE BENEFITS.

                                2.5.1.   EXPENSES.   Employer   shall   promptly
reimburse Executive for expenses he reasonably incurs in connection with the performance of his duties (including business travel and entertainment expenses) hereunder, all in accordance with Employer's policies with respect thereto as in effect from time to time.

                                2.5.2.   EMPLOYER  PLANS.   Executive  shall  be
entitled to participate in such employee benefit and welfare plans and programs as Employer may from time to time generally offer or provide to executive officers of Employer or its Subsidiaries, including, but not limited to, participation in life insurance, health and accident, medical plans and programs and profit sharing and retirement plans.

                                2.5.3. VACATION.  Executive shall be entitled to
four (4) weeks of paid vacation per calendar year, prorated for any partial year.

                                2.5.4.   AUTOMOBILE.   Employer   shall  provide
Executive with an automobile cash allowance commensurate with his titles and positions.

                                2.5.5.  LIFE  INSURANCE.  Employer  shall obtain
(PROVIDED, that Executive qualifies on a non-rated basis) a term life insurance policy, the premiums of which shall be borne by Employer and the death benefits of which shall be payable to Executive's estate, or as otherwise directed by Executive, in the amount of $3 million throughout the Employment Term.

                  3.       EMPLOYMENT TERM; TERMINATION.

                           3.1.   EMPLOYMENT   TERM.    Executive's   employment
hereunder shall commence on the date hereof and, except as otherwise provided in
Section 3.2 hereof, shall continue until the third (3rd) anniversary of the date of this Agreement (the "Initial Term"). Thereafter, this Agreement shall automatically be renewed for successive one-year periods commencing on the third
(3rd) anniversary of the date of this Agreement in each subsequent year (the Initial Term, together with any such subsequent employment period(s), being referred to herein as the "Employment Term"), unless Executive or Employer shall have provided a Notice of Termination (as defined in Section 3.4.2 hereof) in respect of its or his election not to renew the Employment Term to the other party at least 180 days prior to such termination. Upon non-renewal of the Employment Term pursuant to this Section 3.1 or termination pursuant to Sections



                            Exhibit 10.9.2 - Page 2
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3.2.1  through  3.2.6 hereof,  inclusive,  Executive  shall be released from any duties hereunder (except as set forth in Section 4 hereof) and the obligations of Employer to Executive shall be as set forth in Section 3.3 hereof only.

                           3.2. EVENTS OF TERMINATION. The Employment Term shall
terminate upon the occurrence of any one or more of the following events:

                                3.2.1. DEATH. In the event of Executive's death,
the Employment Term shall terminate on the date of his death.

                                3.2.2. WITHOUT CAUSE BY EXECUTIVE. Executive may
terminate the Employment Term at any time during such Term for any reason whatsoever by giving a Notice of Termination to Employer. The Date of Termination pursuant to this Section 3.2.2 shall be thirty (30) days after the Notice of Termination is given.

                                3.2.3.  DISABILITY.  In the event of Executive's
Disability (as hereinafter defined), Employer may, at its option, terminate the Employment Term by giving a Notice of Termination to Executive. The Notice of Termination shall specify the Date of Termination, which date shall not be earlier than thirty (30) days after the Notice of Termination is given. For purposes of this Agreement, "Disability" means disability as defined in any long-term disability insurance policy provided by Employer and insuring Executive, or, in the absence of any such policy, the inability of Executive for 180 days in any twelve (12) month period to substantially perform his duties hereunder as a result of a physical or mental illness, all as determined in good faith by the Board.

                                3.2.4.  CAUSE.  Employer  may,  at  its  option,
terminate the Employment Term for "Cause" based on objective factors determined in good faith by a majority of the Board as set forth in a Notice of Termination to Executive specifying the reasons for termination and the failure of the Executive to cure the same within ten (10) days after Employer shall have given the Notice of Termination; PROVIDED, HOWEVER, that in the event the Board in good faith determines that the underlying reasons giving rise to such determination cannot be cured, then the ten- (10) day period shall not apply and the Employment Term shall terminate on the date the Notice of Termination is given. For purposes of this Agreement, "Cause" shall mean (i) Executive's conviction of, guilty or no contest plea to, or confession of guilt of, a felony or other crime involving moral turpitude; (ii) an act or omission by Executive in connection with his employment that constitutes fraud, criminal misconduct, breach of fiduciary duty, dishonesty, gross negligence, malfeasance, willful misconduct or other conduct that is materially harmful or detrimental to Employer; (iii) a material breach by Executive of this Agreement; (iv) continuing failure to perform such duties as are assigned to Executive by Employer in accordance with this Agreement, other than a failure resulting from a Disability; (v) Executive's knowingly taking any action on behalf of Employer or any of its affiliates without appropriate authority to take such action; (vi) Executive's knowingly taking any action in conflict of interest with Employer or any of its affiliates given Executive's position with Employer; and/or (vii) the commission of an act of personal dishonesty by Executive that involves personal profit in connection with Employer.

                                3.2.5. WITHOUT CAUSE BY EMPLOYER.  Employer may,
at its option, terminate the Employment Term for any reason or no reason whatsoever (other than for the reasons set forth elsewhere in this Section 3.2) by giving a Notice of Termination to Executive. The Notice of Termination shall specify the Date of Termination, which date shall not be earlier than thirty
(30) days after the Notice of Termination is given.

                                3.2.6.  EMPLOYER'S  MATERIAL  BREACH.  Executive
may, at his option, terminate the Employment Term upon Employer's material breach of this Agreement and the continuation of such breach for more than ten
(10) days after written demand for cure of such breach is given to Employer by Executive (which demand shall identify the manner in which Employer has materially breached this Agreement). Employer's material breach of this Agreement shall mean (i) the failure of Employer to make any payment that it is required to make hereunder to Executive when such payment is due or within two
(2) business days thereafter; (ii) the assignment to Executive, without Executive's express written consent, of duties inconsistent with his positions, responsibilities and status with Employer, or a change in Executive's reporting responsibilities, titles or offices or any plan, act, scheme or design to constructively terminate the Executive, or any removal of Executive from his positions with Employer, except in connection with the termination of the


                            Exhibit 10.9.2 - Page 3
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Employment  Term by Employer  for Cause,  without  Cause or  Disability  or as a result of Executive's death or voluntary resignation or by Executive other than pursuant to this Section 3.2.6; (iii) a reduction by Employer in Executive's Base Salary; or (iv) a permanent reassignment of Executive's primary work location, without the consent of Executive, to a location more than 35 miles from Employer's executive offices in Woodcliff Lake, New Jersey.

                           3.3.  CERTAIN   OBLIGATIONS  OF  EMPLOYER   FOLLOWING
TERMINATION OF THE EMPLOYMENT TERM. Following termination of the Employment Term under the circumstances described below, Employer shall pay to Executive or his estate, as the case may be, the following compensation and provide the following benefits in full satisfaction and final settlement of any and all claims and demands that Executive now has or hereafter may have hereunder against Employer. In connection with Executive's receipt of any or all monies and benefits to be received pursuant to this Section 3.3, Executive shall not have a duty to seek subsequent employment during the period in which he is receiving severance payments and the Severance Amount (as defined in Section 3.3.2 hereof) shall not be reduced solely as a result of Executive's subsequent employment by an entity other than Employer.

                                3.3.1.   FOR  CAUSE.   In  the  event  that  the
Employment Term is terminated by Employer for Cause, Employer shall pay to Executive, in a single lump-sum, an amount equal to any unpaid but earned Base Salary through the Date of Termination.

                                3.3.2.  WITHOUT  CAUSE  BY  EMPLOYER;   MATERIAL
BREACH BY EMPLOYER; ELECTION NOT TO RENEW BY EMPLOYER. In the event that the Employment Term is terminated by Employer pursuant to Section 3.2.5 hereof or by Executive pursuant to Section 3.2.6 hereof or Employer elects not to renew this Agreement at any time pursuant to Section 3.1 hereof, Employer shall pay to Executive, subject to Executive's continued compliance with the terms of Section 4 hereof, an amount equal to (i) if such termination is effective (subject to clause (ii) of this Section 3.3.2) before July 15, 2003, two times the Base Salary in effect at such applicable time, or (ii) if such termination is effective after July 15, 2003 or at any time after a Change of Control (as defined in Section 3.4.1 hereof) of Employer, $1 million ((i) or (ii), as applicable, the "Severance Amount"). Any payments made in accordance with this
Section 3.3.2 shall be made in twelve (12) equal installments over the course of one (1) year from the Date of Termination in accordance with Employer's regular payroll practices.

                                3.3.3 WITHOUT  CAUSE BY EXECUTIVE;  ELECTION NOT
TO RENEW BY EXECUTIVE. In the event that the Employment Term is terminated by Executive pursuant to Section 3.2.2 hereof or Executive elects not to renew this Agreement at any time pursuant to Section 3.1 hereof, Employer shall pay to Executive, in a single lump-sum, an amount equal to any unpaid but earned Base Salary through the Date of Termination.

                                3.3.4. DEATH, DISABILITY.  In the event that the
Employment Term is terminated by reason of Executive's death pursuant to Section
3.2.1  hereof or by Employer  by reason of  Executive's  Disability  pursuant to
Section 3.2.3 hereof, Employer shall pay to Executive, subject to, in the case of Disability, Executive's continued compliance with the terms of Section 4 hereof, the Severance Amount, less any life insurance and/or disability insurance benefits received by Executive or his estate pursuant to insurance policies provided by Employer (including pursuant to Section 2.5.5 hereof), payable in accordance with Section 3.3.2 hereof.

                                3.3.5.  POST-EMPLOYMENT  TERM  BENEFITS.  In the
event Executive is terminated pursuant to Sections 3.2.1 through 3.2.6 hereof, inclusive, or either Employer or Executive elects not to renew this Agreement pursuant to Section 3.1 hereof, Employer shall reimburse Executive for any unpaid expenses pursuant to Section 2.5.1 hereof and if Executive is terminated pursuant to Sections 3.2.3, 3.2.5 or 3.2.6 hereof or Employer elects not to renew this Agreement pursuant to Section 3.1 hereof, Employer shall pay, on behalf of Executive, for a period equal to twenty-four (24) months from the Date of Termination (the "Benefits Period"), subject to Executive's continued compliance with the terms of Section 4 hereof, all life insurance, medical, health and accident, and disability plans and programs in which Executive was entitled to participate immediately prior to the Date of Termination; PROVIDED, that Executive's continued participation is legally possible under the general terms and provisions of such plans and programs; and PROVIDED, FURTHER, that in the event Executive is entitled to equal or comparable benefits from a subsequent employer during the Benefits Period, Employer's obligation with respect thereto pursuant to this Section 3.3.5 shall end as of such date. In the event that Executive's participation in any such plan or program is barred, Employer, at its sole cost and expense, shall use its commercially reasonable efforts to provide Executive with benefits substantially similar to those that


                            Exhibit 10.9.2 - Page 4

Executive was entitled to receive under such plans and programs for the remainder of the Benefits Period.

                                3.3.6. STOCK OPTIONS.

                                (a) If,  within  twelve (12) months  following a
Change of Control (as defined in Section 3.4.1 hereof) of Employer, the Employment Term is terminated other than for Cause, then Executive (or his estate) shall have twenty-four (24) months from the date of such event to exercise such stock options; PROVIDED, that the relevant stock option plan remains in effect and such stock options shall not have otherwise expired in accordance with the terms thereof. In connection therewith, Employer agrees to use commercially reasonable efforts to amend Executive's Stock Option Agreements if necessary to effectuate the provisions of this Section 3.3.6(a).

                                (b)  In  the  event  the   Employment   Term  is
terminated (i) by Employer pursuant to Section 3.2.5

hereof and the reason for such termination is not related to the performance of Executive in his duties with respect to Employer, or (ii) by Executive pursuant to Section 3.2.6 hereof, then all stock options theretofore granted to Executive shall thereupon vest and Executive shall have twenty-four (24) months from such date to exercise such options; PROVIDED, that the relevant stock option plan remains in effect and such stock options shall not have otherwise expired in accordance with the terms thereof. In connection therewith, Employer agrees to use commercially reasonable efforts to amend Executive's Stock Option Agreements if necessary to effectuate the provisions of this Section 3.3.6(b).

                           3.4. DEFINITIONS.

                                3.4.1. "CHANGE OF CONTROL" DEFINED. A "Change of
Control" of Employer means (i) the approval by the stockholders of Resources of the sale, lease, exchange or other transfer (other than pursuant to internal reorganization) by Resources or Par of all or substantially all of its respective assets to a single purchaser or to a group of associated purchasers;
(ii) the first purchase of shares of equity securities of Par or Resources pursuant to a tender offer or exchange offer (other than an offer by Par or Resources) for at least fifteen (15%) percent of the equity securities of Par or Resources; (iii) the approval by the stockholders of Resources of an agreement for a merger or consolidation in which neither Par nor Resources shall survive as an independent, publicly-owned corporation; (iv) the acquisition (including by means of a merger) by a single purchaser or a group of associated purchasers of securities of Par or Resources from either Par or Resources or any third party representing thirty-five (35%) percent or more of the combined voting power of Par's or Resources's then outstanding equity securities in one or a related series of transactions (other than pursuant to an internal reorganization) or (v) the change of the membership of a majority of the Board during any period of two (2) consecutive years, unless the election, or the nomination for election by Resources's stockholders, of each new director was approved by a vote of at least two-thirds of the directors of the Board still in office who were directors of Resources at the beginning of the period.

                                3.4.2. "NOTICE OF TERMINATION" DEFINED.  "Notice
of Termination" means a written notice that indicates the specific termination provision relied upon by Employer or Executive and, except in the case of termination pursuant to Sections 3.2.1, 3.2.2 or 3.2.5 hereof, that sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employment Term under the termination provision so indicated.

                                3.4.3. "DATE OF TERMINATION"  DEFINED.  "Date of
Termination" means such date as the Employment Term is expired if not renewed or terminated in accordance with Sections 3.1 or 3.2 hereof.

                  4.       CONFIDENTIALITY AND NONSOLICITATION; PROPERTY RIGHTS.

                           4.1.     "CONFIDENTIAL      INFORMATION"     DEFINED.
"Confidential Information" means any and all information (oral or written) relating to Employer or any Subsidiary or any entity controlling, controlled by, or under common control with Employer or any Subsidiary or any of their respective activities, including, but not limited to, information relating to: technology, research, test procedures and results, machinery and equipment;


                            Exhibit 10.9.2 - Page 5
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manufacturing   processes;   financial  information;   products;   identity  and
description  of  materials  and  services  used;  purchasing;   costs;  pricing;
customers and prospects; advertising, promotion and marketing; and selling, servicing and information pertaining to any governmental investigation, except such information which becomes public, other than as a result of a breach of the provisions of Section 4.2 hereof.

                           4.2.  NON-DISCLOSURE  OF  CONFIDENTIAL   INFORMATION.
Executive shall not at any time (other than as may be required or appropriate in connection with the performance by him of his duties hereunder), directly or indirectly, use, communicate, disclose or disseminate any Confidential Information in any manner whatsoever (except as may be required under legal process by subpoena or other court order).

                           4.3. CERTAIN  ACTIVITIES.  Executive shall not, while
employed by Resources and for a period of two (2) years following the Date of Termination, directly or indirectly, hire, offer to hire, entice away or in any other manner persuade or attempt to persuade any officer, employee, agent, lessor, lessee, licensor, licensee or supplier of Employer or any of its Subsidiaries to discontinue or alter his or its relationship with Employer or any of its Subsidiaries.

                           4.4.  NON-COMPETITION.  Executive  shall  not,  while
employed by Resources and for a period of one (1) year following the Date of Termination, engage or participate in, directly or indirectly (whether as an officer, director, employee, partner, consultant, equityholder, lender or otherwise), any business that manufactures, markets or sells products that compete with any product of Employer that is significant to Employer's business based on sales and/or profitability of any such product as of the Date of Termination, unless the Employment Term is terminated by Employer pursuant to
Section 3.2.5 hereof or by Executive properly pursuant to Section 3.2.6 hereof. Nothing herein shall prohibit Executive from being a passive owner of not more than one (1%) percent of any publicly-traded class of capital stock of any entity engaged in a competing business.

                           4.5. PROPERTY RIGHTS; ASSIGNMENT OF INVENTIONS.  With
respect to information, inventions and discoveries or any interest in any copyright and/or other property right developed, made or conceived of by Executive, either alone or with others, at any time during his employment by Employer and whether or not within working hours, arising out of such employment or pertinent to any field of business or research in which, during such employment, Employer is engaged or (if such is known to or ascertainable by Executive) is considering engaging, Executive hereby agrees:

                           (a)  that  all  such   information,   inventions  and
discoveries or any interest in any copyright and/or other property right, whether or not patented or patentable, shall be and remain the exclusive property of Employer;

                           (b)   to   disclose   promptly   to   an   authorized
representative of Employer all such information, inventions and discoveries or any copyright and/or other property right and all information in Executive's possession as to possible applications and uses thereof;

                           (c) not to file any patent  application  relating  to
any such invention or discovery except with the prior written consent of an authorized officer of Employer (other than Executive);

                           (d) that Executive hereby waives and releases any and
all rights Executive may have in and to such information, inventions and discoveries, and hereby assigns to Executive and/or its nominees all of Executive's right, title and interest in them, and all Executive's right, title and interest in any patent, patent application, copyright or other property right based thereon. Executive hereby irrevocably designates and appoints Employer and each of its duly authorized officers and agents as his agent and attorney-in-fact to act for him and on his behalf and in his stead to execute and file any document and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of any such patent, patent application, copyright or other property right with the same force and effect as if executed and delivered by Executive; and

                           (e) at the request of Employer,  and without  expense
to Executive, to execute such documents and perform such other acts as Employer deems necessary or appropriate, for Employer to obtain patents on such


                            Exhibit 10.9.2 - Page 6
inventions in a jurisdiction or jurisdictions designated by Employer, and to assign to Employer or its designee such inventions and any and all patent applications and patents relating thereto.

                           4.6.    INJUNCTIVE   RELIEF.   The   parties   hereby
acknowledge and agree that (a) Employer will be irreparably injured in the event of a breach by Executive of any of his obligations under this Section 4; (b) monetary damages will not be an adequate remedy for any such breach; (c) Employer will be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach; and (d) the existence of any claims that Executive may have against Employer, whether under this Agreement or otherwise, will not be a defense to the enforcement by Employer of any of its rights under this Section 4.

                           4.7.  NON-EXCLUSIVITY AND SURVIVAL.  The covenants of
Executive contained in this Section 4 are in addition to, and not in lieu of, any obligations that Executive may have with respect to the subject matter hereof, whether by contract, as a matter of law or otherwise, and such covenants and their enforceability shall survive any termination of the Employment Term by either party and any investigation made with respect to the breach thereof by Employer at any time.

                  5.       MISCELLANEOUS PROVISIONS.

                           5.1. SEVERABILITY.  If, in any jurisdiction, any term
or provision hereof is determined to be invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired; (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

                           5.2. EXECUTION IN COUNTERPARTS. This Agreement may be
executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement (and all signatures need not appear on any one counterpart), and this Agreement shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

                           5.3.  NOTICES.  All  notices,  requests,  demands and
other communications hereunder shall be in writing and shall be deemed duly given upon receipt when delivered by hand, overnight delivery or telecopy (with confirmed delivery), or three (3) business days after posting, when delivered by registered or certified mail or private courier service, postage prepaid, return receipt requested, as follows:

         If to Employer, to:

                  Pharmaceutical Resources, Inc.
                  One Ram Ridge Road
                  Spring Valley, New York  10977
                  Attention:  Vice President - Finance and
                              Administration
                  Telecopy No.: (845) 425-7922

         Copy to:

                  Stephen A. Ollendorff, Esq.
                  Whitney John Smith, Esq.
                  Kirkpatrick & Lockhart LLP
                  599 Lexington Avenue
                  New York, New York  10022
                  Telecopy No.:  (212) 536-3901


                            Exhibit 10.9.2 - Page 7

         If to Executive, to:

                  Scott L. Tarriff
                  c/o Pharmaceutical Resources, Inc.
                  One Ram Ridge Road
                  Spring Valley, New York  10977

or to such other address(es) as a party hereto shall have designated by like notice to the other parties hereto.

                           5.4. AMENDMENT. No provision of this Agreement may be
modified, amended, waived or discharged in any manner except by a written instrument executed by both Resources and Executive.

                           5.5.  ENTIRE  AGREEMENT.  This  Agreement  and,  with
respect to Section 3.3.6 hereof, Executive's Stock Option Agreements and the governing stock option plans constitute the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings of the parties hereto, oral or written, including, but not limited to, the Existing Employment Agreement and that certain Trade Secret, Non-Disclosure and Restrictive Covenant Agreement, dated as of October 19, 1999 (the "Restrictive Covenant Agreement"), with respect to the subject matter hereof. Executive and Employer hereby agree that each of the Existing Employment Agreement and the Restrictive Covenant Agreement is hereby superseded and of no further force and effect, and that this Agreement shall be effective as of the date hereof. In the event of any conflict between Section 3.3.6 hereof and Executive's Stock Option Agreements and the governing stock option plans,
Section 3.3.6 shall govern.

                           5.6. APPLICABLE LAW. This Agreement shall be governed
by and construed in accordance with the laws of the State of New York applicable to contracts made and to be wholly performed therein.

                           5.7. HEADINGS.  The headings contained herein are for
the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

                           5.8.   BINDING   EFFECT;   SUCCESSORS   AND  ASSIGNS.
Executive may not delegate any of his duties or assign his rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Employer shall require any successor (whether direct or indirect and whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer, by an agreement in form and substance reasonably satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform if no such succession had taken place.

                           5.9.  WAIVER,  ETC.  The  failure  of  either  of the
parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of either of the parties hereto thereafter to enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party against whom or which enforcement of such waiver is sought, and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

                           5.10.  CAPACITY,  ETC.  Executive and Employer hereby
represent and warrant to the other that, as the case may be: (a) he or it has full power, authority and capacity to execute and deliver this Agreement, and to perform his or its obligations hereunder; (b) such execution, delivery and performance shall not (and with the giving of notice or lapse of time or both would not) result in the breach of any agreements or other obligations to which he or it is a party or he or it is otherwise bound; and (c) this Agreement is his or its valid and binding obligation in accordance with its terms.

                           5.11.   ENFORCEMENT;   JURISDICTION.   If  any  party
institutes legal action to enforce or interpret the terms and conditions of this Agreement, the prevailing party shall be awarded reasonable attorneys' fees at all trial and appellate levels, and the expenses and costs incurred by such prevailing party in connection therewith. Any legal action, suit or proceeding, in equity or at law, arising out of or relating to this Agreement shall be instituted exclusively in the State or Federal courts located in the State and County of New York and each party agrees not to assert, by way of motion, as a


                            Exhibit 10.9.2 - Page 8
defense or otherwise, in any such action, suit or proceeding, any claim that such party is not subject personally to the jurisdiction of any such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or should be transferred, or that this Agreement or the subject matter hereof may not be enforced in or by any such court. Each party further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect or limit the right of any party to serve process in any other manner permitted by applicable law.

                           5.12. ARBITRATION.

                                 (a)  Any  dispute   under   Section  3  hereof,
including, but not limited to, the determination by the Board of a termination for Cause pursuant to Section 3.2.4 hereof, or in respect of the breach thereof shall be settled by arbitration in the Borough of Manhattan, City of New York. The arbitration shall be accomplished in the following manner. Either party may serve upon the other party written demand that the dispute, specifying the nature thereof, shall be submitted to arbitration. Within ten (10) days after such demand is given in accordance with Section 5.3 hereof, each of the parties shall designate an arbitrator and provide written notice of such appointment upon the other party. If either party fails within the specified time to appoint such arbitrator, the other party shall be entitled to appoint both arbitrators. The two (2) arbitrators so appointed shall appoint a third arbitrator. If the two arbitrators appointed fail to agree upon a third arbitrator within ten (10) days after their appointment, then an application may be made by either party hereto, upon written notice to the other party, to the American Arbitration Association (the "AAA"), or any successor thereto, or if the AAA or its successor fails to appoint a third arbitrator within ten (10) days after such request, then either party may apply, with written notice to the other, to the Supreme Court of the State of New York, New York County, for the appointment of a third arbitrator, and any such appointment so made shall be binding upon both parties hereto.

                                 (b) The  decision of the  arbitrators  shall be
final and binding upon the parties. The party against whom the award is rendered (the "non-prevailing party") shall pay all fees and expenses incurred by the prevailing party in connection with the arbitration (including fees and disbursements of the prevailing party's counsel), as well as the expenses of the arbitration proceeding. The arbitrators shall determine in their decision and award which of the parties is the prevailing party, which is the non-prevailing party, the amount of the fees and expenses of the prevailing party and the amount of the arbitration expenses. The arbitration shall be conducted, to the extent consistent with this Section 5.12, in accordance with the then prevailing rules of commercial arbitration of the AAA or its successor. The arbitrators shall have the right to retain and consult experts and competent authorities skilled in the matters under arbitration, but all consultations shall be made in the presence of both parties, who shall have the full right to cross-examine the experts and authorities. The arbitrators shall render their award, upon the concurrence of at least two of their number, not later than thirty (30) days after the appointment of the third arbitrator. The decision and award shall be in writing, and counterpart copies shall be delivered to each of the parties. In rendering an award, the arbitrators shall have no power to modify any of the provisions of this Agreement, and the jurisdiction of the arbitrators is expressly limited accordingly. Judgment may be entered on the award of the arbitrators and may be enforced in any court having jurisdiction.

                            [SIGNATURE PAGE FOLLOWS]



                            Exhibit 10.9.2 - Page 9

                  IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.



                                     PHARMACEUTICAL RESOURCES, INC.


                                     By: /s/ Kenneth I. Sawyer
                                         -----------------------------
                                         Name: Kenneth I. Sawyer
                                         Title: Chief Executive Officer

                                     /s/ Scott L. Tarriff
                                     --------------------
                                         Scott L. Tarriff










                            Exhibit 10.9.2 - Page 10